UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2005

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 29, 2005, The First Marblehead Corporation (the “Corporation”) entered into an Eleventh Amendment to GATE Student Umbrella Agreement and Second Amendment to GATE Universal Umbrella Agreement (the “Amendment”) with Bank of America, N.A. (“Bank of America”) and The National Collegiate Trust (“NCT”).  As described below, the Amendment amends the provisions of certain agreements among the Corporation, Bank of America and NCT relating to the Guaranteed Access to Education, or GATE, loan program.

Extension of Agreements

The Amendment extends to November 30, 2006 the term of each of (i) the GATE Student Loan Program Umbrella Agreement among the Corporation, Bank of America and NCT, dated as of June 1, 1996 (as amended to date, the “GATE Student Umbrella Agreement”), and (ii) the GATE Universal Loan Program Umbrella Agreement among the Corporation, Bank of America and NCT, dated as of March 7, 2003 (as amended to date, the “GATE Universal Umbrella Agreement” and, together with the GATE Student Umbrella Agreement, the “Umbrella Agreements”).

The Umbrella Agreements set forth, among other things, the terms and conditions under which the Corporation, Bank of America and NCT (i) identify and approve educational institutions for participation in the GATE Student and GATE Universal loan programs, the two programs which comprise the GATE loan program, and (ii) enable such participating educational institutions to offer various GATE loan products directly to their qualifying students.  The Umbrella Agreements also generally provide that Bank of America is the exclusive lender for the GATE loan program.

Under the terms of the Amendment, after June 1, 2006, each of the Corporation, Bank of America and NCT have the right to terminate either or both of the Umbrella Agreements, for any reason, on 90 days’ prior written notice.  In the absence of a termination, each of the Umbrella Agreements will automatically renew for successive one-year terms, subject to 90 days’ prior written notice of termination delivered by any party to the Umbrella Agreements.

Additional Amended Provisions

The Amendment also provides for, among other things:

•                  a right for the Corporation to enter into agreements with Competing Lenders (as defined in the Umbrella Agreements) for the origination of GATE loans for educational institutions other than those specified in the Amendment;

•                  payment by the Corporation to Bank of America of a marketing fee and premium, calculated as a percentage of the principal amount of GATE loans originated by Bank of America and purchased in a securitization transaction facilitated by the Corporation, at the time of such securitization; and

•                  the transition of certain educational institutions to be identified by Bank of America to Competing Lenders on or before April 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: December 1, 2005	By:	/s/ Peter B. Tarr
Peter B. Tarr Chairman of the Board and General Counsel